UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: April 30, 2014

(Date of earliest event reported)

Stillwater Mining Company

(Exact name of registrant as specified in its charter)

DE	001-13053	81-0480654
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1321 Discovery Drive, Billings, Montana	59102
(Address of principal executive offices)	(Zip Code)

(406) 373-8700

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

On April 30, 2014, Stillwater Mining Company (the “Company”) held its 2014 Annual Meeting of Shareholders (the “Annual Meeting”). Based on the certification of the voting results by the independent inspector of elections, at the Annual Meeting the Company’s shareholders elected the following seven nominees as directors for terms expiring at the Company’s 2015 Annual Meeting of Shareholders: George M. Bee, Charles R. Engles, Michael McMullen, Patrice E. Merrin, Michael S. Parrett, Brian Schweitzer, and Gary A. Sugar. The complete final tabulation of voting results for the election of directors is set forth below.

Board of Directors Nominees:

	Shares	Shares	Broker
Nominee	Voted For	Withheld	Non-Votes
George M. Bee	74,023,702	1,477,292	18,053,340
Charles R. Engles	74,224,610	1,276,384	18,053,340
Michael McMullen	74,351,789	1,149,205	18,053,340
Patrice E. Merrin	74,496,835	1,004,159	18,053,340
Michael S. Parrett	74,551,002	949,992	18,053,340
Brian Schweitzer	74,086,526	1,414,468	18,053,340
Gary A. Sugar	73,996,762	1,504,232	18,053,340

The Company’s shareholders ratified the appointment of KPMG LLP as the Company’s independent registered accounting firm for 2014 by the votes indicated:

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
92,047,250	1,256,732	250,352	0

The Company’s shareholders approved, by a non-binding advisory vote, the proposal regarding the compensation of the Company’s named executive officers by the votes indicated:

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
70,456,409	3,867,021	1,177,564	18,053,340

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 5, 2014	STILLWATER MINING COMPANY

	By:	/s/ Brent R. Wadman
Brent R. Wadman
Corporate Secretary